Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report (the “report”) of MEDITE Cancer Diagnostics, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2015, I, Robert F. McCullough, Jr., the Chief Financial Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)       the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 12, 2016	/s/ Robert McCullough Jr.
Robert McCullough Jr.
Chief Financial Officer